UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 25, 2006

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	33-70572	74-2337775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2006, Eye Care Centers of America, Inc. (“ECCA”) entered into a letter agreement with each of David McComas, ECCA’s Chief Executive Officer, James J. Denny, ECCA’s President and Chief Operating Officer, Douglas Shepard, ECCA’s Executive Vice President and Chief Financial Officer, and George Gebhardt, ECCA’s Executive Vice President of Merchandising and Managed Vision Care (collectively, the “Executive Officers”), which provide for certain rights and obligations of the parties in the event such Executive Officer’s employment is terminated at any time between August 1, 2006 to December 31, 2008 (the “Severance Agreements”). The Severance Agreements are attached as Exhibits 10.1 – 10.4 to this Current Report on Form 8-K.

Pursuant to the Severance Agreements, the respective Executive Officers agree not to disclose certain confidential information, engage in certain activities competitive with ECCA, or solicit ECCA employees, customers or consultants to terminate their respective relationship with ECCA.

The Severance Agreements provide that if ECCA terminates the respective Executive Officer’s employment relationship for reasons other than Cause (as defined in the Severance Agreement) or the Executive Officer terminates his employment with ECCA as a result of a Material Change (as defined in the Severance Agreement) during the term of the Severance Agreement, then ECCA, or its subsidiaries, will provide the following severance compensation in lieu of compensation for periods subsequent to his termination of employment:

(i) in the case of Mr. McComas, 200% of base salary at the time of termination in equal installments over twenty-four (24) months; in the case of each of Messers Denny, Shepard and Gebhardt, 150% of base salary at the time of termination in equal installments over eighteen (18) months;

(ii) any Management Incentive Plan (“MIP”) payments for the calendar year preceding termination, if not previously paid or deferred, plus the portion of the MIP payment earned during the year of termination, pro rata based upon the number of complete months of employment during the year; and

(iii) up to eighteen (18) months’ worth of COBRA premiums for health care coverage plus a lump sum amount equal to eighteen (18) months of premiums for employer-provided group-term life insurance coverage.

As used in the Severance Agreements, “Cause” means that the Executive Officer (i) committed willful or gross neglect of his duties; (ii) was convicted of a felony; (iii) committed willful or gross misconduct which materially injures ECCA, monetarily or otherwise; or (iv) materially breaches any obligation under his Severance Agreement. “Material Change” means the occurrence of any of the following events, which remains uncorrected for ten (10) days after the Executive Officer has made written demand for correction: (i) any reduction in or failure to pay base salary; (ii) any material reduction in the aggregate employee benefits available to the Executive Officer, other than an amendment, modification or termination of an employee benefit that applies on a non-discriminatory basis to similarly situated employees; provided, however, a Material Change does not occur due to a change in, or diminution of, the Executive Officer’s job responsibilities or accountabilities.

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This brief description of the Severance Agreements is qualified in its entirety by reference to the provisions of the Severance Agreements attached to this Current Report on Form 8-K as Exhibits 10.1-10.4

Item 9.01 Final Statements and Exhibits

(c) Exhibits

10.1	Severance Agreement of David McComas

10.2	Severance Agreement of James J. Denny

10.3	Severance Agreement of Douglas Shepard

10.4	Severance Agreement of George Gebhardt

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eye Care Centers of America, Inc.

Dated: October 31, 2006

By:	/s/ Douglas C. Shepard
Executive Vice President and Chief Financial Officer

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